Exhibit 99.3

Letter to Beneficial Holders Regarding the Offer to Exchange

Any and All Outstanding 10% Senior Notes due 2018

for

10% Senior Notes due 2018

of

BWAY HOLDING COMPANY

Pursuant to the Prospectus dated                     , 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                    , 2011

To Our Clients:

Enclosed for your consideration is a Prospectus dated                     , 2011 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by BWAY Holding Company., a Delaware corporation (the “Company” or “Issuer), to exchange up to U.S.$205,000,000 of its outstanding 10% Senior Notes due 2018, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Notes”), for an equal aggregate principal amount 10% Senior Notes due 2018, issued and sold in a transaction exempt from registration under the Securities Act (the “Old Notes”), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2011. Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

Instructions to Registered Holder

from Beneficial Owner of

10% Senior Notes due 2018 of

BWAY HOLDING COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$             of the Old Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

$             of the Old Notes.

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the following representations: (i) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned; (ii) the undersigned is not engaging in and does not intend to engage in a distribution of such Exchange Notes within the meaning of the federal securities laws; (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; (iv) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer; and (v) the undersigned is not acting on behalf of any persons who could not truthfully make the foregoing representations; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal and this instruction letter; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

The purchaser status of the undersigned is (check the box that applies):

☐	A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act); or

☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Old Notes outside the United States in accordance with Rule 904 under the Securities Act.

SIGN HERE

Name of beneficial owner(s)

Signature(s)

Name(s) of Signatory(ies), if different from beneficial owner (please print)

Address

Principal place of business (if different from address listed above)

Telephone Number(s)

Taxpayer Identification or Social Security Number

Date

[Signature Page to Instruction Letter from Beneficial Owner to Registered Holder]